Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--551, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33- 56177 of our opinion dated January 21, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
Febraury 16, 2000